Rule 424(b)(2)
File No. 333-33814

Pricing Supplement #76 dated June 28, 2004
to the Prospectus Dated April 12, 2000
and Prospectus Supplement Dated October 21, 2003


Marshall & Ilsley Corporation
MiNotes SM

Due from 9 Months to 30 Years


Trade Date:	June 28, 2004
Issue Price:	100%


Original Issue Date:	July 1, 2004
Principal Amount:	$360,000.00


Maturity Date:	January 4, 2010




Interest Rate:
4.400%


Interest Payment Dates:
08/15/04 & Monthly thereafter


Purchasing Agent acting as Principal:
Merrill Lynch & Co.


Purchasing Agent Commission:
1.00%


Proceeds Before expenses:
99.00% ($356,400.00)


Survivor's Option
Yes


Redemption or Repayment

Redemption/Repayment Terms

At Maturity

Not Applicable
Minimum Denomination:
$1,000 minimum investment with increments of $1,000

CUSIP No.:
57183MDH0


Original Issue Discount:
No

Notes:
All trades settle without accrued interest and clear SDFS: DTC Book-Entry only Merrill Lynch DTC Participant Number: 161

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